Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Net Lease Office Properties on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Net Lease Office Properties, does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net Lease Office Properties.

Date: November 4, 2026

/s/ Jason E. Fox
Jason E. Fox
Chief Executive Officer

Date: November 4, 2026

/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Net Lease Office Properties or the certifying officers.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Net Lease Office Properties and will be retained by Net Lease Office Properties and furnished to the Securities and Exchange Commission or its staff upon request.